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Exhibit 99.8

GREAT LAKES CHEMICAL CORPORATION

CHECKLIST FOR PARTICIPATION IN THE EXCHANGE OFFER

    (1)  CHECK CONTENTS OF THE PACKAGE:  Before proceeding, please ensure that this package contains the following materials:

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  Letter to stockholders from Mark P. Bulriss, Chairman of the Board, President and Chief Executive Officer of Great Lakes.

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  Letter of Transmittal pre-printed with your account number and number of shares of Great Lakes common stock held in certificate and book-entry form.

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  Instructions to the Letter of Transmittal (printed on white paper).

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  Instructions—Backup Withholding; Substitute Form W-9; Forms W-8 (printed on white paper) to assist you in completing the Substitute Form W-9 or for requesting an appropriate Form W-8, as applicable.

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  Offering Circular-Prospectus, dated            , 2001.

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  Notice of Solicited Tenders.

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  The following additional non-U.S. disclosure materials for stockholders residing outside the United States:

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  Return envelope to Computershare Trust Company of New York.

    (2)  REVIEW MATERIALS CAREFULLY BEFORE DECIDING TO PARTICIPATE:  Please review all enclosed materials carefully before deciding to participate in the exchange offer. If your shares of Great Lakes common stock are registered in your name and you decide to participate, you must continue with instructions 3, 4 and 5 below. If your shares of Great Lakes common stock are held for you by your broker, dealer, bank or trust company and you decide to participate, you must contact such person and instruct them to tender your shares on your behalf. If you have so instructed or plan to instruct such person, you do not need to proceed with instructions 3, 4 and 5 below to tender your shares. If you are an OSCA or Great Lakes employee and you hold shares of Great Lakes common stock in a Great Lakes or OSCA savings plan you should receive a Form of Election and Instructions from the plan administrator to tender shares of Great Lakes common stock held in these plans. If you hold shares of Great Lakes common stock in any of these plans, you do not need to proceed with instructions 3, 4 and 5 below to tender shares in those plans.

    (3)  COMPLETE THE LETTER OF TRANSMITTAL:  You must do the following to complete the Letter of Transmittal:

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  Read the Instructions to the Letter of Transmittal.

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  Complete Section II of the Letter of Transmittal to indicate the number of shares of Great Lakes common stock you wish to tender in the exchange offer.

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  Read the representations on the back side of the Letter of Transmittal.

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  Complete Section III of the Letter of Transmittal.

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  Some portions of the Letter of Transmittal should only be completed if applicable:

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  If you cannot deliver your certificate(s) to the exchange agent before the expiration date of the exchange offer, a broker must guarantee delivery of your shares of Great Lakes common stock and you must complete Section II.A.(ii) of the Letter of Transmittal to indicate that your certificates will be delivered using guaranteed delivery procedures. The broker must submit a separate document entitled "Notice of Guaranteed Delivery."

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  If your shares of Great Lakes common stock are: (1) registered in your former name; (2) registered in the name of or held jointly with a person who is deceased; (3) are registered in the name of a former minor; or (4) are registered in the name of a custodial account for the benefit of a former minor, you must complete Section IV of the Letter of Transmittal entitled "Special Transfer Instructions" and obtain a guaranteed signature for your signature in Section III.

    (4)  COMPLETE THE APPLICABLE SUBSTITUTE W-9 (U.S. STOCKHOLDERS) OR AN APPROPRIATE FORM W-8 (NON-U.S. STOCKHOLDERS):  All Great Lakes stockholders tendering shares of Great Lakes common stock in the exchange offer must verify that the Social Security number printed on the Letter of Transmittal is correct by completing a Substitute Form W-9 or an appropriate Form W-8, as described in the Instructions—Backup Withholding; Substitute Form W-9; Forms W-8. If you are a non-U.S. stockholder, you must obtain an appropriate Form W-8 from your advisor or the exchange agent as described in the Instructions—Backup Withholding; Substitute Form W-9; Forms W-8. If you completed Section IV entitled "Special Transfer Instructions," the Substitute Form W-9 or an appropriate Form W-8 must be completed by the new owner.

    (5)  MAIL GREAT LAKES SHARE CERTIFICATES, THE SIGNED LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT:  Send the Letter of Transmittal together with your certificate(s) representing shares of Great Lakes common stock, if applicable, and all other documents required by the Letter of Transmittal and the Instructions thereto to Computershare Trust Company of New York, as exchange agent, at one of the addresses shown on the Letter of Transmittal. Use of registered mail, return receipt requested, or overnight courier is recommended. DO NOT FAX THESE MATERIALS.

    If you have any questions, have not received the Letter of Transmittal or other documents pertaining to the exchange offer, or need other assistance in completing the Letter of Transmittal, please contact the exchange agent: Morrow & Co., Inc. at (800) 607-0088 (toll-free) in the United States or (212) 754-8000 elsewhere.

IMPORTANT: THE LETTER OF TRANSMITTAL (TOGETHER WITH SHARES OF GREAT LAKES COMMON STOCK, IF APPLICABLE, AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED ON OR PRIOR TO THE EXPIRATION DATE (AS DISCUSSED IN THE OFFERING CIRCULAR-PROSPECTUS ENCLOSED HEREWITH).

    OSCA, Inc. filed a Registration Statement on Form S-4, of which the offering circular-prospectus included herein forms a part, with the Securities and Exchange Commission. The offering circular-prospectus was first mailed to Great Lakes stockholders of record as of            , 2001. WE URGE YOU TO READ THE OFFERING CIRCULAR-PROSPECTUS AND THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Documents may be obtained free of charge at the Commission's website, www.sec.gov. In addition, documents filed with the Commission by Great Lakes are available free of charge from Great Lakes' Investor Relations, 500 East 96th Street, Suite 500, Indianapolis, Indiana 46240.

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  Exhibit 99.8
GREAT LAKES CHEMICAL CORPORATION CHECKLIST FOR PARTICIPATION IN THE EXCHANGE OFFER